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                                                                    Exhibit 99.1

                                  PRESS RELEASE
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                 Shareholders Approve Merger of DSET and ISPsoft

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Bridgewater, NJ - January 31, 2002 - (Nasdaq: DSET) - DSET Corporation and
ISPsoft Inc. today announced that they have closed the merger of ISPsoft into DSET following approval of the merger by the shareholders of the two companies. The terms of the companies' agreement to merge include the exchange of all of the outstanding shares of ISPsoft common and preferred stock for 2,281,143 shares of DSET common stock and certain cash and non-cash considerations.

DSET and ISPsoft have been working together on product development, sales, and marketing since they announced their intent to merge. The merged company, which has approximately 90 employees, has two main product lines. In addition to the electronic-bonding gateways that DSET sells to competitive service providers in North America, the new company offers solutions that enable any service provider, globally, to automate the activation and provisioning of services such as Internet Protocol (IP) based virtual private networks (VPNs).

Dr. Binay Sugla, the new president of DSET and previously president and CEO of ISPsoft and director of network services and management at Bell Laboratories, said, "The market for IP based services is clearly a high-growth segment within the telecom industry. However, the industry has been challenged for years by the complexities of deploying IP services quickly, reliably, and cost-effectively. The highly talented staff at ISPsoft, a spin-off of Bell Labs, has created a unique software solution that enables telecom service providers to rapidly activate new IP-based services for their enterprise customers. The merger with DSET creates an exceptionally compatible combination of ISPsoft's technical achievements and DSET's capacity to aggressively market an expanded product line worldwide."

"The merger of DSET and ISPsoft is significant for all of our stakeholders," said William P. McHale, Jr., DSET's chairman and CEO. "All of us at DSET have the highest regard for the ISPsoft team who are joining us to go after the IP market. We are now in a good position in a global market that, although challenging, is not constrained by a variety of issues, as the competitive service provider market was in North America.

"The completion of our merger with ISPsoft is also an appropriate time to extend special thanks to the DSET shareholders who have weathered the downturn in the telecom industry with us. Although many segments of the industry are still beset by severe fiscal challenges, we strongly believe that if we execute successfully relative to our strategic product direction, the result can once again be sustained profitable growth. Our merger is the achievement of another milestone on our journey to rebuild DSET and provide our shareholders a return on their investment."

About DSET

DSET Corporation develops and markets software solutions and related services to telecommunications service providers around the world. The company's Universal Provisioning Exchange (UPX) software platform enables any telecommunications service provider to provision, activate, and manage services such as IP-based virtual private networks (VPNs) for their enterprise customers. The company also offers a family of software solutions for competitive service providers that enables them to exchange information with other telecommunications service providers to reduce the time necessary to provision new voice and data services for their customers. Visit www.ispsoft.com for more information about the UPX platform and www.dset.com for information about the company's electronic-bonding gateways.




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Statements regarding financial matters contained in this press release, other than historical facts, are forward-looking. Since all statements about DSET's plans, estimates, and expectations are based on current projections that involve risks and uncertainties, and are subject to change at any time, the company's actual results may differ materially from expected results. Investors should consider these risks and uncertainties, which are discussed in documents filed by DSET with the Securities and Exchange Commission. These documents identify important factors that could cause the actual results to differ materially from those contained in the projections or forward-looking statements. DSET expressly disclaims any obligation to update any forward-looking statements.

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DSET Contacts:

Media Relations: Dean Maskevich, Marketing Communications, 908-526-7500
                 Ext. 1366, e-mail: dmaskevi@dset.com
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Investor Relations: John P. Murphy, Westfield Investor Relations, 908-233-1558,
                    e-mail: westfieldir@worldnet.att.net
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DSET and the DSET logo are registered trademarks of DSET Corporation.

        All other trademarks are the property of their respective owners.

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